NEWS RELEASE 950 Echo Lane, Suite 100 Houston, TX 77024

AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700

	Senior Vice President and CFO	John C. Rickel	(713) 647-5700

	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700

AT Fleishman-Hillard:	Investors	Russell A. Johnson	(713) 513-9515

AT Pierpont Communications:	Media	Clint L. Woods	(713) 429-6419

FOR IMMEDIATE RELEASE
MONDAY, NOV. 6, 2006

GROUP 1 AUTOMOTIVE ANNOUNCES EXECUTIVE APPOINTMENTS

New Regional Vice President, General Counsel To Join Company

HOUSTON, Nov. 6, 2006 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced the appointments of Martin Collins as Southeast regional vice president and Darryl M. Burman as vice president, general counsel and corporate secretary. Both appointments become effective Dec. 1.

Collins, 43, began his career in 1985 at Ford Motor Company, most recently serving as executive director, Ford and Lincoln Mercury Marketing with responsibility for all marketing functions within the Ford and Lincoln Mercury brands. During his career, he has held a variety of assignments within Ford Division including field operations, franchising, product development, strategy and marketing positions. He also worked internationally, where he was northern regional manager for Ford of Britain for two years. Collins will oversee Group 1’s 24 dealership franchise operations in Alabama, Florida, Georgia, Louisiana and Mississippi.

Collins’ appointment follows the retirement of Joseph C. Herman, who has served Group 1 since May of 2004. He joined the company as senior vice president of operations and then stepped into the role of regional vice president when the company restructured its operations early this year. Herman’s retirement will be effective Nov. 30, but he will continue as a consultant until June 30, 2007, to allow for a smooth transition.

“Joe has made many contributions to our operations during his tenure with Group 1,” said Hesterberg. “One of his most significant was his leadership in the aftermath of Hurricane Katrina, where his efforts enabled our New Orleans employees to get back on their feet and our dealerships there to re-open earlier than most. We are grateful for his contributions and wish him well in his retirement.”

General Counsel
Burman, 48, joins Group 1 from the Houston office of the Epstein Becker & Green, P.C. law firm, where he was a partner and head of its corporate and securities practice. He has more than 20 years of experience in mergers and acquisitions, corporate finance, employment and securities law, working with public corporations, private equity firms and individuals. He replaces Jeffrey M. Cameron, who is leaving to join a private equity firm specializing in energy.

“Darryl is a strong addition to our management team, and his years of corporate and securities experience will be a tremendous asset to Group 1,” said Hesterberg.

About Group 1 Automotive, Inc.
Group 1 owns 101 automotive dealerships comprised of 143 franchises, 33 brands and 30 collision service centers in Alabama, California, Florida, Georgia, Louisiana, Massachusetts, Mississippi, New Hampshire, New Jersey, New Mexico, New York, Oklahoma and Texas. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

This press release contains “forward-looking statements,” which are statements related to future, not past, events. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, and (h) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook.